UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2011

Waccamaw Bankshares, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-33046	52-2329563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North J. K. Powell Boulevard, Whiteville, NC	28472-3008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 641-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On March 31, 2011, Waccamaw Bankshares, Inc. (the “Company”), issued 546,375 shares of its fixed rate noncumulative perpetual preferred stock, series B (the “Series B Preferred Stock”), to Monterey Holdings, LLC. The Series B Preferred Stock was issued in exchange for 546,375 outstanding shares of the fixed rate noncumulative perpetual preferred stock, series A, of the Company’s wholly owned subsidiary, Waccamaw Bank (the “Bank”). The shares of the Bank’s series A preferred stock were held by Monterey Holdings prior to the exchange and were originally issued to Monterey Holdings by the Bank pursuant to a subscription offer agreement dated December 23, 2010, whereby Monterey Holdings purchased 546,375 shares of the Bank’s series A preferred stock and a warrant covering 300,000 shares of the Company’s common stock for an aggregate purchase price of $16,391,266.

The warrants and the rights, privileges and preferences of the Series B Preferred Stock are described in more detail below.

Preferred Stock

As described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 17, 2011, the shares of the Company’s Series B Preferred Stock are convertible by the holders thereof into shares of the Company’s common stock on the basis of 1.5 shares of common stock for each share of Series B Preferred Stock so converted. Shares of the Series B Preferred Stock are also convertible by the Company in the event that the holders of the Series B Preferred Stock are afforded any voting powers provided by law that are not granted by the Company’s articles of incorporation. In this instance, the Company may convert each share of Series B Preferred Stock into a share of the Company’s common stock on a one-for-one basis. A form of the Company’s Series B Preferred Stock certificate is attached as exhibit 4.1 hereto and is incorporated herein by reference.

Warrant

On May 17, 2011, the Company issued a warrant to Monterey Holdings, LLC. The warrant gives Monterey Holdings the right to purchase 300,000 shares of the Company’s common stock at an exercise price equal to fifty percent of the “market price” (as defined in the warrant) of the Company’s common stock on May 17, 2011. The warrant was issued as part of a transaction whereby Monterey Holdings purchased 546,375 shares of the fixed rate noncumulative perpetual preferred stock, series A, of the Bank for an aggregate purchase price of $16,391,266. The warrant may be exercised, in whole or in part, from May 17, 2012, until May 17, 2021. The description of the warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the warrant certificate, which is attached as exhibit 4.2 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On July 8, 2011, the Bank received correspondence from the Federal Reserve Bank of Richmond, directing it to exclude from regulatory capital the $16,391,266 cash purchase price paid to the Bank by Monterey Holdings, LLC in connection with the subscription offer agreement dated December 23, 2010 and to file amendments to its previously filed call reports for the periods ended March 31, 2011 and December 31, 2010 on or before July 31, 2011.

The Company and the Bank intend to appeal the Federal Reserve Bank of Richmond’s supervisory decision.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of certificate for Series B Preferred Stock

4.2	Warrant to purchase common stock of Waccamaw Bankshares, Inc., dated May 17, 2011

This current report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of the registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waccamaw Bankshares, Inc.
(Registrant)
Date	July 14, 2011
/s/ Geoffrey R. Hopkins
Geoffrey R. Hopkins
President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of certificate for Series B Preferred Stock

4.2	Warrant to purchase common stock of Waccamaw Bankshares, Inc., dated May 17, 2011